                                                                 Exhibit (e)(iv)

                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Global Markets, LLC
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Distribution Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

          the SPDR(R) Biotech ETF;
          the SPDR(R) Homebuilders ETF; and
          the SPDR(R) Semiconductors ETF (the "New Portfolios").

     In accordance with the Section 1 of the Agreement, we request that you act as Distributor with respect to the New Portfolios.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Sincerely,

                                        streetTRACKS(R) Series Trust


                                        By: /s/ James Ross
                                            ------------------------------------
                                            James Ross, President


                                        Accepted:

                                        State Street Global Markets, LLC


                                        By: /s/ Vincent Manzi
                                            ------------------------------------
                                            Vincent Manzi

As of December 23, 2005